Exhibit 10.03

GL Empreendimentos

PRIVATE INSTRUMENT OF PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSES.

I – PARTIES

I.1.	As “LESSOR”, hereinafter referred to as such, CCG EMPREENDIMENTOS LTDA., a legal entity of private law with its principal place of business at Avenida Engenheiro Antônio de Góes, 60, 15th Floor, Suites 1503/1504, Pina, in the City of Recife, State of Pernambuco, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under No. 10.171.090/0001-37, herein represented, pursuant to its Articles of Association, by GERSON DE AQUINO LUCENA JÚNIOR, Brazilian, married, industrialist, bearer of identity card RG No. 1.370.710 SSP/PE, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) under No. 217.130.734-04, resident and domiciled in the City of Recife, State of Pernambuco.

I.2.	As “LESSEE” hereinafter referred to as such, NS2.COM INTERNET S/A, a joint-stock company enrolled with the CNPJ/MF under No. 09.339.936/0001-16, with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Vergueiro, 396, Liberdade, herein represented by its Officer, Mr. HAGOP CHABAB, Brazilian, married, businessperson, bearer of identity card RG No. 18.288.150-7 SSP/SP and enrolled with the CPF/MF under No. 288.834.908-60, resident and domiciled in the City of São Paulo, State of São Paulo.

II – SECTIONS AND CONDITIONS OF THE LEASE

The undersigned parties named and identified above, by this private instrument and on the best terms of the law, agree to enter into this PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSES, in accordance with the following Sections and Conditions which the parties mutually an reciprocally agree upon and grant:

SECTION ONE: LEASE PROPERTY

1.1.	LESSOR is the lawful owner and holder, free and clear of any liens or encumbrances, of the urban property located at Rua Riachão, 200, in the City of Jaboatão dos Guararapes, State of Pernambuco, postal code 54335-025.

A tract of land named “LOT 1A” (one A), with a total area of one hundred and fifty-two thousand, two hundred and ninety square meters (152,290 m2), identified by the Specifications transcribed below: Property name: LOT 1A RESULTING FROM REGROUPING OF LOTS 1, 2 AND 3. Owner: CCG EMPREENDIMENTOS LTDA. Destination: Logistic Sheds – Boundaries of the regrouped property: To the north: With a canal and Tract of Land II – To the south: With a 30 m wide projected street – To the east: With BR-101 South highway and a Shed of CEBRACE – To the west: With a 25 m wide projected street. Polygonal: Starting at point 01, with coordinates E= 285,950.340 m and N= 9,097,264.080 m, aiming at the azimuth of 64°22’46.19” for a distance of 328.000 m to point 02 with coordinates E=286,250.550 m and N=9,097,396.190 m. From this point, aiming at the azimuth of 178°51’04.21” for a distance of 31.330m to point 03, with coordinates E=286,250.160 m and N=9,097,364.860 m. From this point, aiming at the azimuth of 77°21’11.74” for a distance of 35.000 m to point 04, with coordinates E=286,284.540 m and N=9,097,371.410 m. From this point, aiming at the azimuth of 160°54’22.89” for a distance of 140.000 m to point 05, with coordinates E=286,326.000 m and N=9,097,237.690 m. From this point, aiming at the azimuth of 250°54’22.89” for a distance of 210.000 m to point 5A, with coordinates E=286,125,420 m and N=9,097,175.500 m. From this point, aiming at the azimuth of 160°54’22.89” for a distance of 112.000 m to point 06A with coordinates E=286,158,590 m and N=9,097,068.500 m.

From this point, aiming at the azimuth of 70°54’22.89” for a distance of 210.000 m to point 06 with coordinates E=286,359.170 m and N=9,097,138.520 m. From this point, aiming at the azimuth of 160°54’22.89” for a distance of 119.000 m to point 07, with coordinates E=286,394.410 m and N=9,097,017.050 m. From this point, aiming at the azimuth of 160°54’22.89” for a distance of 119.000 m to point 08, with coordinates E=286,429.650 m and N=9,096,903.390 m. From this point, aiming at the azimuth of 250°54’22.89” for a distance of 351.000 m to point 09, with coordinates E=286,094.400 m and N=9,096,799.440 m. From this point, aiming at the azimuth of 340°54’22.89” for a distance of 119.000 m to point 10, with coordinates E=286,059.150 m and N=9,096,913.110 m. From this point, aiming at the azimuth of 340°54’22.89” for a distance of 119.000 m to point 11, with coordinates E=286,023.910 m and N=9,097,026.770 m. From this point, aiming at the 340°54’22.89” for a distance of 248.450 m to point 01, the start point of this description. Registered with the Municipality of Jaboatão under No. 1.3040.011.01.2278.0000.4, sequential No. 1.496181.4.

1.1.2.	The property has a total area of one hundred and fifty-two thousand, two hundred and ninety square meters (152,900.00 m2) and shall have, once the constructions have been completed, the built-up area of eighty-one thousand, five hundred and twenty-four square meters (81,524 m2), composed as follows:

(a)	a common area with three thousand, one hundred and twenty square meters (3,120.00 m2) composed of: i) an Administrative Block with an area intended for installation of a kitchen/cafeteria, male and female restrooms, medical care room, administrative room, training room, outside support restrooms; ii) a technical area composed of substation, measurement, generator and pump room; iii) an area composed of gatehouse, security room, restroom, water tank and raised security cabin; iv) an area intended for parking cargo and passenger vehicles; and

(b)	the area of private use, which shall have seventy-eight thousand, four hundred and four square meters (78,404 m2), composed of three blocks named Block A, Block B and Block C; Block A shall be composed of fourteen (14) sheds for lease named 1A, 2A, 3A, 4A, 5A, 6A, 7A, 8A, 9A, 10A, 11A, 12A, 13A, 14A, each of the sheds with two thousand, two hundred and eighty-seven square meters (2,287 m2) of leasable area, containing four (4) docks each shed; Block B shall be composed of ten (10) sheds for lease, named 1B, 2B, 3B, 4B, 5B, 6B, 7B, 8B, 9B and 10B, each of the sheds with one thousand, eight hundred and thirty-seven square meters (1,837.00 m2) of leasable area, containing four (4) docks each shed; Block C shall be composed of eight (8) sheds for lease, named 1C, 2C, 3C, 4C, 5C, 6C, 7C, 8C, each of the sheds with three thousand, five hundred and two square meters (3,502.00 m2) of leasable area.

1.1.3.	LESSOR shall be entitled, at any time, upon prior communication to LESSEE, to formally implement the Condominium of said property, as provided for by Law 4591/64 and the Brazilian Civil Code; nonetheless, it is hereby agreed that all common expenses shall be apportioned since the beginning of this lease, in proportion to the leased areas, as provided for by article 23, paragraph 3 of Law 8245/91.

1.2.	The aforementioned property is free and clear of any judicial or extrajudicial liens or encumbrances, legal and conventional mortgages, emphyteusis, pension, provisional attachments or seizures that might affect its peaceful and undisturbed use, including by LESSEE.

1.3.	By this instrument and on the best terms of the law, LESSOR delivers to LESSEE, as non-residential lease for commercial purposes, SHEDS “7A and 8A” (“PROPERTY”), described and characterized in item 1.1.2 of this Section One of this Lease Agreement, with a total area of 4,402 m2 of built-up area, and LESSEE receives the PROPERTY after a broad and careful inspection carried out by it in the PROPERTY and after LESSEE has confirmed that the PROPERTY has the area indicated and is in perfect conditions of use, with all its devices in full and perfect conditions of use and operation, undertaking to keep them as such throughout the lease term, until actual vacancy and return thereof to LESSOR, bearing all resulting costs and expenses, including those with the replacement of materials and equipment under this agreement.

1.4.	LESSOR hereby undertakes to supply any required documents regarding the PROPERTY in order to enable LESSEE to file for its Operating Permit and to start activities in the PROPERTY hereunder. LESSOR shall be liable for obtaining the certificate of occupancy of the PROPERTY.

SECTION TWO: DESTINATION

2.1.	The PROPERTY shall be solely and exclusively intended, on a continuous and uninterrupted basis, for performance of the activities set forth in the Articles of Association of LESSEE as of the date of execution of this Agreement, provided that the destination of the PROPERTY shall not be modified without prior and written consent of LESSOR, subject to penalty of termination hereof.

SECTION THREE: TERM OF EFFECTIVENESS OF THE LEASE

3.1.	The term of effectiveness of this Lease Agreement is sixty (60) months (“Contractual Term”), starting on November 1, 2012 (“Lease Start Date”) and consequently expiring on October 31, 2017 (“Lease Expiration Date”).

3.2.	Upon expiration of the agreed term, this lease shall be terminated by operation of law, regardless of any notice or notification, in which case LESSEE shall immediately vacate the PROPERTY and return the respective keys thereto to LESSOR, letting it completely free of persons and objects, except for the right to the Action for Renewal under the applicable law.

SECTION FOUR: RENEWAL OPTION

4.1.	The parties establish the prerogative of renewal of this lease for another term of sixty (60) months (regarded as a “Renewal Term”). LESSEE shall exercise the prerogative by sending a written notice to LESSOR for that purpose (“Renewal Notice”) in the period from the 12th and the 6th month before the “Lease Expiration Date”.

4.2.	In the event that LESSEE exercises the prerogative within the respective “Renewal Term”, the same terms and conditions set forth in this Agreement shall be complied with, except in relation to the rent amount to be paid as from start of the “Renewal Term”, which shall be established in accordance with the market value adopted at the time of the renewal which, however, shall not be smaller than the amount in effect upon the “Renewal Notice” in any event whatsoever.

4.3.	The review of the rent amount upon the renewal prerogative is distinct from and shall not be confused with the rent adjustment in accordance with the procedure set forth in Section Six.

4.4.	The renewal prerogative may be solely exercised if LESSEE is in strictly compliance with all its legal and contractual obligations relating to this lease under the applicable Law.

4.5.	The Renewal shall be solely consummated if, upon granting of the “Renewal Term” within the advance term set forth in item 4.1 for delivery of the “Renewal Notice”, the parties reach an agreement in writing on the new rent amount to be adopted within the “Renewal Term”, with due regard of the right to the Action for Renewal set forth in the applicable law.

4.65.	If the parties fail to reach such agreement, LESSEE shall be consequently required to return the PROPERTY on the “Lease Expiration Date” set forth in item 3.1, precisely as provided for herein, except for the right to the Action for Renewal set forth in applicable law.

SECTION FIVE: RENT

5.1.	The monthly rent agreed by mutual and full agreement for the first twelve (12) months of lease to be paid by LESSEE to LESSOR is SEVENTEEN REAIS (R$17.00) per leased built-up square meter, thus resulting in the total amount of the monthly rent for this first period of twelve (12) months of lease of seventy-four thousand, eight hundred and thirty-four Reais (R$74,834.00) to be paid in Brazilian currency.

5.1.1.	The leased PROPERTY has a total lease built-up area of 4,402 m2 which, when multiplied by the amount of seventeen Reais (R$17.00/m2), results in the monthly rent amount defined in item 5.1.

5.2.	For the first twelve (12) months of lease, LESSOR grants to LESSEE a discount of one Real per square meter (R$1.00/m2) of lease which, however, shall be solely applied of the payment of rent is undeferrably made by the date set forth in item 5.3.

5.2.1.	The discount of the monthly rent amount of the PROPERTY for the first twelve (12) months of lease is one Real per square meter (R$1.00/m2) which, when multiplied by the area of 4,402 m2 of the PROPERTY, results in an amount of discount of four thousand, four hundred and two Reais (R$4,402.00).

5.2.2.	As from the thirteenth (13th) month of rent, the discount granted in accordance with item 5.2 shall automatically expire, and the square meter (m2) lease amount of the PROPERTY, without any discount, shall return to the amount of seventeen Reais per square meter (R$17.00/m2), accrued by the annual adjustment index defined in Section Six of this Agreement.

5.3.	The amount corresponding to the monthly rent shall be paid by LESSEE by the fifth (5th) day of the month following month due, at the address of the principal place of business of LESSOR, located at Avenida Engenheiro Antônio de Góes, 60, 15th Floor, Suites 1503/1504, Pina, in the City of Recife, State of Pernambuco, or at any other place to be defined by LESSOR in writing, at least five (5) days in advance of the rent maturity date.

5.4.	LESSOR may issue a simple bank collection slip to be delivered at the address of LESSEE five (5) days before the rent maturity date, or LESSEE may make payment of the monthly rent amount by means of a bank deposit in the checking account held by LESSOR with Banco do Brasil, Branch No. 3434-7, Checking Account No. 5671-5. The corresponding deposit receipt shall be valid and effective as rent payment receipt, after the amount set forth in the deposit receipt becomes available to LESSOR.

5.5.	In the event that the rent is matured and not paid by the date set forth herein, it shall be accrued by: (a) default interest of one percent (1%) per month; (b) monthly monetary restatement in accordance with the indexes set forth in Section Six below; (c) default fine of ten percent (10%) on the total amount of the obligation in arrears and finally, (d) attorney’s fees of twenty percent (20%) of the total restated debt amount, in case of litigation. The amounts set forth in sub-items “a” and “b” shall be calculated on a pro rata die basis from the rent maturity date to the date of actual payment thereof.

5.6.	If LESSOR fails to make payment of monthly rent established herein within the term established herein, LESSEE shall be automatically served notice of default.

SECTION SIX: ADJUSTMENT

6.1.	The rent amount is permanently subject to adjustment in accordance with the occasional loss of the purchasing power of the legal currency, in order to avoid a reduction in the price established for the lease.

6.1.1.	The monthly rent amount due by LESSEE to LESSOR is defined in item 5.1 of this Agreement.

6.2.	The monetary restatement of the monthly rent amount shall be calculated in accordance with the positive accumulated variation of the General Market Price Index (IGP-M) calculated by Getúlio Vargas Foundation (FGV) and, in the absence of this index or in case of impossibility or impediment of its use, the restatement shall be based, in the following order, on (i) the General Price Index (IGP) calculated by Getúlio Vargas Foundation (FGV), (ii) the Consumer Price Index (IPC) calculated by the Economic Research Institute Foundation of São Paulo State University (IPC/FIPE) and (iii) any other official index, so that, in any and all event, the monthly rent amount shall be monetarily restated in order to avoid any loss of its value and, consequently, its degradation due to loss of the purchasing power of the currency.

6.3.	As long as there is any legal impediment to the monetary restatement of the monthly rent amount at a periodicity shorter than annual, the adjustment shall be made after each period of twelve (12) months, and the adjustment of the monthly rent amount for the first period of twelve (12) months of effectiveness of this agreement shall be made considering the positive accumulated variation of the General Market Price Index (IGP-M) calculated by Getúlio Vargas Foundation (FGV) or any index that may replace it, as set forth in item 6.2 above, in the period from the month before start of the term of effectiveness of the lease and the month before completion of the period of twelve (12) months, and as from this first adjustment, always after twelve (12) months and in the same month of the first adjustment, considering the positive accumulated variation of the previous period of twelve (12) months.

6.4.	If the monetary restatement of the monthly rent amount is authorized, by a court decision or a change in law, to be made at a periodicity shorter than twelve (12) months, the parties agree that the shorter periodicity then permitted shall be adopted upon prior communication to LESSEE.

SECTION SEVEN: CHARGES AND APPORTIONMENT OF THE EXPENSES OF THE COMMON AREAS

7.1.	In addition to the monthly rent agreed upon the parties and any other charges under the liability of LESSEE under this agreement, LESSEE shall be liable for paying the following, throughout the lease and for as long as it occupies the leased PROPERTY, until actual vacancy and return thereof to LESSOR under this agreement, (i) all taxes, fees and contributions of any kind whatsoever that are or may be levied on the PROPERTY, proportionally and corresponding to the leased area, and (ii) all expenses with consumption of electricity, water, sewage and any other supply of goods and services, and shall pay any such charges and expenses by the respective due dates, directly to whomever it may lawfully concern or to LESSOR, by way of reimbursement, in case that LESSOR has paid any such charges or expenses; in addition, LESSEE shall also bear any costs and charges arising out of any delayed payment of said obligations.

7.1.1.	LESSOR shall be entitled to pay the corresponding Urban Real Estate Tax (IPTU) on the urban property, as described in items 1.1.1 and 1.1.2 of Section One of this agreement, directly to the Municipal Public Authority, by making the apportionment among the lessees of leased areas, in proportion to said leased area, considering the total leased areas and areas available for lease, provided that the amount to be prorated shall correspond to the respective total amount due, in accordance with the calculation made by the Municipal Public Authority, as determined in the Tax Code of Jaboatão dos Guararapes – Municipal Law No. 155 of December 27, 1991, as subsequently amended.

7.1.2.	A discount shall be granted in general to all taxpayers of the city for advanced collection of said Urban Real Estate Tax (IPTU), as provided for by Article 22, paragraph 1 of the Tax Code of Jaboatão dos Guararapes – Municipal Law No. 155 of December 27, 1991, as subsequently amended and, in case that LESSOR benefits from this discount, the amount to be prorated shall take into account said discount for benefit of the LESSEES.

7.1.3.	However, in case of offset against the payment of the Urban Real Estate Tax (IPTU) to LESSOR on account and as a result of advance payment thereof, in any manner, such offset shall not be extended to the LESSEES because, in such event, it is not a benefit granted but rather a right available to LESSOR to offset its credit arising out of the amount that it may have paid in advance to the municipality in any manner, including by performing works of improvement of the municipal public infrastructure and streets, the costs of which shall be borne by the municipality.

7.1.4.	The supply of electricity to the LESSEES shall be made by means of the concessionaire, through a single supply line to the condominium to serve all lessees. However, an individual consumption measurer shall be installed for each lessee for purposes of apportionment of the total amount charged for the electricity supplied, in accordance with each measurer, and LESSEE agrees to pay the amount corresponding to its apportionment, which shall be clear, legal and payable.

7.2.	In accordance with item 1.1.2 and 1.1.3, the expenses of the common areas shall be due by LESSEE and paid to LESSOR on a monthly basis, always on the fifth (5th) day of each month, proportionally to the leased area and together with the monthly rent amount. Expenses of the common areas mean the armed or unarmed surveillance services, reception services, cleaning services of the common areas, apportionment of water, sewage and electricity of the common areas, gardening expenses, urban cleaning fee, firefighters fee and any other expenses or charges levied on the common areas and the respective management, which shall be prorated always in proportion to the leased area.

SECTION EIGHT: LESSEE’S OBLIGATIONS

8.1.	LESSEE is also required: (a) to pay the rent, lease charges and expenses of the common areas listed in items (h) and (i) below, in a timely manner, directly to the collecting agents and/or to LESSOR; (b) to use the PROPERTY for the purposes established in this Agreement; (c) to return the PROPERTY, upon lease expiration, under the conditions set forth in Sections Ten and Eleven; (d) to immediately notify LESSOR, by means of a formal and written document to be delivered at its address, as set forth in Section 1, item 1.1, of the occurrence of any defect or damage that shall be repaired by LESSOR, as well as of any disturbances by third parties; (e) to immediately repair any damages occurred in the PROPERTY, or in its facilities, caused by LESSEE, its employees, customers, suppliers, service providers, its own vehicles or the vehicles of third parties contracted by LESSEE; (f) not to modify the PROPERTY internally or externally without prior and written consent of LESSOR; (g) to immediately deliver to LESSOR any notice, summons, fine or requirement of any public authority, including those addressed to the LESSEE itself; (h) to pay the lease charges defined by the parties as the expenses relating to installed public utilities, purchase of insurances, and any taxes/costs directly related to the PROPERTY (power, electricity, gas, water, sewage and Urban Real Estate Tax – IPTU; (i) LESSEE shall pay the amount of the expenses of the common areas to LESSOR, on a monthly basis, in proportion to the leased area; (j) to enable inspection of the PROPERTY by LESSOR, upon delivery of prior communication by LESSOR indicating the date and time, and enable the PROPERTY inspection by third parties, in case of disposal thereof; (k) to undertake liability for the PROPERTY cleaning, preservation AND painting, including any hydraulic, electric, mechanic and security equipment; (1) any other expenses relating to the PROPERTY use or operation in accordance with the criterion set forth in Section Two, item 2.l. that are not defined above shall be also LESSEE’S liability. (m) LESSEE shall keep the area underneath the marquise free and clear of any type of material, products or goods at all times, as said area shall be solely used for load and unload of trucks.

SECTION NINE: INSURANCE AND RISKS FOR OCCURRENCE OF DAMAGES AND LOCAL PROPERTY INSURANCE

9.1.	LESSOR undertakes to keep the entire leased area, with all its accessions and improvements, throughout the lease term, regularly insured with a reputable, first-line insurer of the insurances market in Brazil, by means of a property policy covering all risks of building destruction, including but not limited to the risks arising out of destruction by fire, lightening, explosion, collapse for any reason, windstorm and vehicle crash, in accordance with a valuation performed by the insurer, but never less than the amount hereby accepted by the parties as the actual amount of the PROPERTY for the first period of twelve (12) months, of four million, four hundred and two thousand Reais (R$4,402,000.00), corresponding to the amount of one thousand Reais (R$1,000.00) per leased built-up square meter, restated after every twelve (12) months of effectiveness of this Agreement in accordance with monetary restatement index set forth in this Agreement for adjustment of the monthly rent or by the actual valuation of the leased PROPERTY, at all times adopting the highest amount, being established that LESSOR shall be the exclusive beneficiary of the insurance.

9.1.1.	The insurance shall be automatically renewed and maintained throughout the period when LESSEE remains in the leased building and this Agreement is in effect.

9.1.2.	LESSOR undertakes to provide LESSEE with copies of the respective insurance policies whenever there is a renewal, except in the beginning of the lease term, when the copies shall be sent before start of the activities.

9.1.3.	LESSOR shall purchase the insurance referred to in item 9.1 of this section, choosing the insurer and making payment of the respective premium. However, LESSEE agrees to reimburse LESSOR for the respective premium paid, provided that, if the insurance is purchased by LESSOR for the entire construction rather than only for the area leased to LESSEE, the respective premium shall be borne by LESSEE in proportion to and corresponding to the leased area.

9.1.3.1.	The reimbursement referred to in sub-item 9.1.3 above shall be made as if the premium payment had been contracted, upon submission by LESSOR to LESSEE of the Contract and the respective invoice paid or to be paid.

9.1.3.2.	If LESSEE delays the payment of one or more installments of said reimbursement, LESSEE agrees to pay the following on the amount in arrears: (i) monetary restatement according to the accumulated positive variation of the General Market Price Index (IGP-M), calculated by Getúlio Vargas Foundation (FGV), from the reimbursement date to the date of actual payment; (ii) default interest of one percent (1%) per month and a fraction thereof for the period of delay, and (iii) fine of ten percent (10%) on the amount then matured and unpaid, duly monetarily restated, provided that said charges shall apply regardless of judicial or extrajudicial claim, notice or notification.

9.2.	LESSEE hereby expressly, irrevocably and irreversibly acknowledges and agrees that LESSOR shall not be directly or indirectly held liable by LESSEE, in any event whatsoever, for any damages or losses caused to the equipment, machines, inventories of material, any other goods, documents and/or any other assets owned by LESSEE or by third parties, located in any of the components of the commercial PROPERTY leased to it, whether caused by theft, stealing, fire, collapse, water leakage, flooding or any act of anyone, or by any other accident, claim or fact that may occur due to any reason, throughout the time when LESSEE remains in any part of the PROPERTY hereby leased, until actual return thereof to LESSOR, completely empty, except when LESSOR has provenly contributed by fault or willful misconduct to the occurrence of any of the acts, accidents, losses or any other facts causing damages and losses to LESSOR and third parties.

9.2.1.	Consequently and in addition to the provisions above, LESSEE hereby waives any right or claim that it might have from LESSOR upon occurrence of any of the acts, accidents, claims or any other facts set forth above, for any reason, except in case of exclusive or concomitant negligence of LESSSOR.

9.2.2.	For that purpose, in case that LESSEE desires to prevent any of the problems set forth above, LESSEE shall, under its exclusive and full liability and at its sole and exclusive expense, purchase full insurance, from a reputable insurer, against all said claims and/or accidents, in the actual amounts of all its belongings and/or the belongings of any third parties located in any of the facilities of the commercial PROPERTY hereby leased and/or in its vicinity, from the lease start date to the date of full vacancy and return of the commercial PROPERTY hereby leased, completely vacated.

SECTION TEN: PROPERTY PRESERVATION AND IMPROVEMENTS

10.1.	LESSEE expressly represents that it is receiving the PROPERTY in perfect state of preservation, use and occupancy, with new painting and all its electric, hydraulic and sanitation installations in perfect operation, as described in the INSPECTION REPORT which, once duly executed by the parties, becomes an integral part hereof for all purposes, and LESSEE undertakes to keep the PROPERTY as such until actual return thereof to LESSOR.

10.2.	During the term of effectiveness of the lease and for as long as LESSEE holds the possession of the PROPERTY, LESSEE shall be required to perform, at its expense and under its sole liability, all works required for its preservation, maintenance and repair, while LESSOR shall be liable for any works relating to the building structure.

10.3.	LESSOR shall be entitled to inspect compliance with the obligations under the liability of LESSEE under this lease agreement, visit and inspect the PROPERTY by means of a person designated by LESSOR on a date and time previously notified to LESSEE, provided that the person authorized by LESSOR may be accompanied by a representative of LESSEE at such visit and inspection.

10.4.	LESSEE shall not, without prior and written consent of LESSOR, make any changes and/or improvements of any kind whatsoever in the PROPERTY. Once any improvements have been made, whether authorized or not, it is hereby clarified and agreed that they shall not give rise to any right to indemnity, shall be incorporated to the PROPERTY and shall not be used as a basis to claim retention of the PROPERTY upon expiration or termination of the Lease.

10.5.	Any removable improvements made in the PROPERTY may be taken away upon expiration or termination of this instrument, as long as it does not result in any damage to the PROPERTY, after prior and written authorization of LESSOR. In relation to non-removable improvements, to the extent that LESSOR agreed with their permanence in the PROPERTY, LESSEE shall leave them there and not be entitled to any withholding and/or indemnity in that regard. Also in relation to non-removable improvements, to the extent that LESSOR did not agree with their permanence in the PROPERTY, LESSEE shall remove them and leave the PROPERTY under the conditions indicated in the INSPECTION REPORT.

SECTION ELEVEN: PROPERTY RETURN

11.1.	Upon expiration or termination of the lease, LESSEE agrees to return the leased PROPERTY completely free and empty of persons and objects and in the state of preservation set forth in Section Ten of this Lease Agreement, except for wear and tear arising out of regular use and lapse of time.

11.2.	LESSEE shall notify LESSOR at least one hundred and eighty (180) days in advance of the “Lease Expiration Date”, for the parties to inspect it in order to determine whether it is in conditions of use and operation. If not, the parties shall enter into a proper instrument listing the repairs or works that LESSEE shall undertake to perform by the “Lease Expiration Date”, restoring it to the agreed conditions.

11.3.	It is also established that LESSEE shall mandatorily notify LESSOR one hundred and eighty (180) days in advance of the early return of the PROPERTY.

11.3.1.	If LESSEE fails to notify LESSOR with the aforementioned advanced time, for any reason whatsoever, LESSEE shall be subject to pay a fine corresponding to three (03) monthly rents, considering the rent amount in effect at the time of such collection, which shall be fully due at all times, regardless of the time of lease already elapsed.

11.4.	In addition to the notice referred to in item 11.3 above and, in the absence thereof, the payment of the fine established for failure to provide said notice, as set forth in sub-item 11.3.1 above, LESSEE shall also bear, in case of early termination of the lease by LESSEE in the year of the lease term, the payment of a fine corresponding to four (04) monthly rents, considering the rent amount in effect at the time of such collection, in proportion to the remaining period until expiration of the LEASE.

11.4.1.	It is established for the second (2nd) year of lease, corresponding to the period from the thirteenth (13th) month of lease to the twenty-fourth (24th) month of lease, that the fine of four (04) monthly rents set forth in item 11.4 shall be reduced to three (03) monthly rents, considering the rent amount in effect at the time of such collection, in proportion to the remaining period until expiration of the LEASE.

11.4.2.	It is established for the third (3rd) year of lease, corresponding to the period from the twenty-fifth (25th) month of lease to the thirty-sixth (36th) month of lease, that the fine of four (04) monthly rents set forth in item 11.4 shall be reduced to two (02) monthly rents, considering the rent amount in effect at the time of such collection, in proportion to the remaining period until expiration of the lease.

11.4.3.	It is established for the fourth (4th) year of lease, corresponding to the period from the thirty-seventh (37th) month of lease to the forty-eighth (48th) month of lease, that the fine of four (04) monthly rents set forth in item 11.4 shall be reduced to two (02) monthly rents, considering the rent amount in effect at the time of such collection, in proportion to the remaining period until expiration of the lease.

11.4.4.	It is established for the fifth (5th) year of lease, corresponding to the period from the forth-ninth (49th) month of lease to the sixtieth (60th) month of lease, that the fine of four (04) monthly rents set forth in item 11.4 shall be reduced to 01 monthly rent, considering the rent amount in effect at the time of such collection, in proportion to the remaining period until expiration of the lease.

SECTION TWELVE: IRREVOCABILITY

12.1.	This Agreement is entered into by and between the parties on an irreversible and irrevocable basis and is governed by Law 8245/91.

SECTION THIRTEEN: ASSIGNMENT AND SUBLEASE

13.1.	LESSEE shall not (i) sublease and let the leased building, wholly or in part, or (ii) assign and transfer this agreement, wholly or in part, without prior and express consent of LESSOR. However, LESSEE may do so to companies of its economic group and/or to service provider companies that meet its purposes, provided, however, that in such event LESSEE and the GUARANTOR shall remain as principal and jointly liable for full compliance with all obligations arising out of the lease as established in this agreement, especially the payment of the monthly rents and any other lease charges, including the payment of fine in case of early termination of the lease by LESSEE.

13.2.	Any transfer of the equity control of LESSEE on any account whatsoever shall be also regarded as assignment/transfer for purposes of the provisions in the item above.

13.3.	The violation of any of the prohibitions set forth in this Section, in addition to not generating any obligations to LESSOR, shall result in termination of the Lease due to contractual breach and entitle LESSOR to resume possession of the PROPERTY.

SECTION FOURTEEN –PROPERTY DISPOSAL

14.1.	In the event that the PROPERTY is offered for sale, transfer or disposal, LESSEE shall not prevent the visit thereof by potential buyers and interested parties, as long as the parties previously agree upon the rules and procedures, provided that LESSEE shall have a right of first refusal in relation to the PROPERTY purchase, as set forth in Section Fifteen.

SECTION FIFTEEN: RIGHT OF FIRST REFUSAL

15.1.	In the event of sale, promise of sale, assignment or promise of assignment of rights or giving in payment of the PROPERTY, LESSEE shall have a right of first refusal to purchase it, under identical conditions with third parties, in which case LESSOR shall notify LESSEE of the business by means of judicial or extrajudicial notice or any other means of unequivocal notification.

15.2.	The communication set forth in Item 15.1. above shall contain all conditions of the business, especially the price, the payment method, as well as the place and date for examination of the proper documentation.

15.3.	The right of first refusal of LESSEE shall expire if it fails to unequivocally answer whether or it not fully accepts the proposal, within thirty (30) days as from the receipt of the notice set forth in item 15.1.

15.4.	LESSEE waives the right of first refusal for purchase of the PROPERTY in the event of sale or assignment thereof to associated, controlled or subsidiary companies of the economic group of LESSOR, or for creation of a specific Real Estate Investment Fund (FIP), in which case the existence of any type of equity interest of LESSOR or of any of its shareholders shall be sufficient for the company to be the holder of the PROPERTY.

SECTION SIXTEEN: ENVIRONMENTAL RISKS

16.1.	LESSOR shall have no liability or obligation whatsoever relating to or arising out of the conditions or materials that exist at the PROPERTY, including but not limited to any existing risks environmental, as long as arising out of the lease itself or attributed to the activity performed by LESSEE.

16.2.	LESSOR shall not be liable for any costs, expenses or obligations that may result in removal of any existing conditions or materials (including environmental risks) at the PROPERTY, as long as arising out of the lease itself or attributed to the activity performed by LESSEE.

16.3.	The execution of this Agreement shall not result in LESSOR undertaking control over or liability for any environmental risks or conditions inherent to the PROPERTY or undertaking any liability to any federal, state or municipal body for disclosure of any information relating to any conditions or materials relating to the PROPERTY which may represent a potential risk to the health, public security or environment, as long as arising out of the lease itself or attributed to the activity performed by LESSEE.

16.4.	As long as arising out of the lease itself or attributed to the activity performed by LESSEE, without limiting the other provisions of this Section, except for any liabilities arising out of any fault by LESSOR, LESSEE specifically agrees to defend, indemnify and hold LESSOR harmless for and against any and all costs (including reasonable attorney’s fees), losses, claims and liabilities relating to or resulting from:

(a)	violation of any federal, state or municipal law, regulations or order by LESSEE relating to hazardous substances existing at the place of the PROPERTY;

(b)	any commitments or negotiations of LESSEE relating to handling, removal, treatment, storage, transportation or issue of hazardous substances existing at the place of the PROPERTY; and

(c)	any environmental risks or hazardous substances that may exist in relation to the PROPERTY.

SECTION SEVENTEEN: TERMINATION AND FINE

17.1.	Notwithstanding the provisions in Section Twelve, violation by the PARTIES of any of the sections of this Lease Agreement shall give rise to adoption of the following procedures by the non-defaulting party:

17.1.1.	Impose a fine corresponding to the amount of three (03) monthly rents, considering the rent amount in effect at the time of such collection, which shall be fully due at all times, regardless of the time of lease already elapsed. The aforementioned fine shall not apply to the contractual infractions set forth in Section Five, item 5.4 and Section Eleven, item 11.3 and its sub-item 11.3.1 and item 11.4 and its sub-items 11.4.1, 11.4.2, 11.4.3 and 11.4.4, since there are specific penalties for the events set forth therein.

17.1.2.	Consider this Lease Agreement terminated due to contractual breach not remedied by the defaulting party within thirty (30) days as from receipt of a notice from the compliant party.

SECTION EIGHTEEN: EXPROPRIATION

18.1.	In the event of full or partial expropriation of the PROPERTY, fire, collapse, or any occurrences that prevent the regular use of the LESSEE beyond control of LESSOR and LESSEE, as certified by engineers and architects chosen by both parties, this Lease Agreement shall be terminated by operation of law, without payment of any fine or indemnity by one party to the other. In case of partial expropriation of the PROPERTY, the parties agree that the rent shall be reduced proportionally to the remaining area.

SECTION NINETEEN: GUARANTEE

19.1.	Within sixty (60) days as from the date of execution of this agreement and under the conditions set forth in this section, LESSEE agrees to contract a letter of guarantee or bank guarantee from a first-line insurer, subject to penalty of immediate termination of this agreement by operation of law, regardless of judicial or extrajudicial claim, notice or notification, in which case LESSEE shall also bear, in case of failure to comply with this obligation within the established term and under the conditions indicated in this section, the payment to LESSOR of the contractual fine set forth in section seventeen, item 17.1.1 of this agreement.

Paragraph one. LESSEE undertakes, upon contracting of lease insurance contract, to indicate LESSOR as the beneficiary of the insurance, and to provide LESSOR with a copy of the insurance policy within five (5) days as from contracting.

Paragraph two. The lease insurance contract shall be contracted in such a manner as to cover all legal and contractual obligations of LESSEE, as set forth in article 41 of Law No. 8.245/91, including but not limited to cover payment of rents, legal charges, court costs, attorney’s fees, contractual fines, especially but not limited to fines arising out of early termination of the lease by LESSEE and required compensation, as payment, for the failure to deliver termination notice of any such early termination of the lease by LESSEE, as established in section eleven, items 11.3., 11.3.1 and 11.4, 11.4.1, 11.4.2, 11.4.3 and 11.4.4, as well as damages to the PROPERTY.

Paragraph three. LESSEE shall be solely and exclusively liable for payment of the premium of the lease insurance contract referred to in this section.

Paragraph four. Said lease insurance contract shall be maintained by LESSEE in favor of LESSOR throughout the lease term, subject to penalty of termination of this agreement by operation of law in case of absence of said lease guarantee, regardless of judicial or extrajudicial claim, notice or notification, in which case LESSEE shall make payment to LESSOR of the contractual fine set forth in section seventeen, item 17.1.1 of this agreement.

SECTION TWENTY: FINAL PROVISIONS

20.1.	The parties also agree as follows:

20.1.1.	It is also an obligation of LESSEE, which shall not be entitled to claim any reimbursement from LESSOR for that purpose, to satisfy all notices and notifications from any federal, state or municipal public bodies, government-controlled private companies, public agencies or companies, to the extent that said obligations are not exclusively incumbent upon the owner LESSOR.

20.1.2.	LESSEE shall pay any and all contribution, fine, interest, monetary restatement, costs, fees, and court costs in general that may be charged or imposed due to violation of any law or regulations, as long as relating to the lease term, including in the event of delayed payment of any taxes, charges or additional amounts set forth herein;

20.1.3.	LESSEE undertakes to immediately notify LESSOR in writing of the receipt of any notices and summons referred to in this Section, as well as to comply with the general rules that regulate the use of the leased PROPERTY, including the respective Internal Regulations, a copy of which is hereby received and fully acknowledged by LESSEE as an integral part of this instrument, which serves as a receipt thereof;

20.1.4.	LESSEE and the GUARANTORS also agree to notify LESSOR in writing of any change of address;

20.1.5.	Failure by any of the parties to exercise or the delayed exercise of any right ensured to it hereunder or by law shall not be deemed novation or waiver of such right or impair any subsequent exercise thereof;

20.1.6.	The nullity or invalidity of any of the sections of this Agreement shall not affect the validity and efficacy of the other sections and conditions set forth herein;

20.1.7.	If of the parties intends to arrange for annotations and/or registrations of this Agreement, all expenses resulting therefrom shall be such party’s full and exclusive liability;

20.1.8.	All documents and communications, which shall be made in writing at all times, to be sent by any of the parties shall be delivered at the addresses set forth in the preamble hereof, by letter with return receipt, registry of deeds and documents or delivery in person with acknowledgement of receipt.

20.1.9.	LESSOR is hereby authorized to disclose LESSEE’S logo, as well as the Entity name (in short and/or full form) on its electronic site, and any other advertising materials relating to LESSOR.

20.1.10.	LESSEE is entitled, at no additional cost or lien, to a right of lease reserve/preference under the same terms and conditions defined herein, of another four (4) neighboring properties of those set forth in this agreement, a right which shall be exercised by LESSEE by September 30, 2012.

20.1.11.	In the period from October 1 to 15, 2012, if LESSOR receives any written proposal from a third party for lease of two (02) or more neighboring sheds to the PROPERTY hereunder, LESSOR undertakes to notify LESSEE to exercise its right of first refusal. LESSEE shall answer in writing, within 5 business days as from receipt of said notice, confirming its right of first refusal in relation to the lease, under the same terms and conditions set forth herein. The failure to answer shall be characterized as waiver of said right.

21.1.12.	LESSEE shall be entitled to arrange for annotation of this Lease Agreement on the PROPERTY registration.

SECTION TWENTY-ONE: JURISDICTION

21.1.	The parties elect the Courts of the Judicial District of Recife, State of Pernambuco, to resolve any issues relating to the existence of, compliance with and validity of this Agreement, and expressly waive any other courts, however privileged they may be, including in case of change of domicile of any of them.

21.2.	It is also agreed that, in any Legal Proceeding, any Summons, Notice and Notification may be served in any of the manners set forth in article 58, item IV of Federal Law No. 8245/91.

III – CLOSING TERM AND SIGNATURES

IN WITNESS WHEREOF, the parties execute this Lease Agreement in three (03) identical counterparts, in the presence of two (2) undersigned witnesses, to generate all its legal effects.

Recife/PE, September 18, 2012

/S/    GERSON DE AQUINO LUCENA JÚNIOR

CCG EMPREENDIMENTOS LTDA.

Gerson de Aquino Lucena Júnior

LESSOR

/S/    HAGOP CHABAB

NS2.COM INTERNET S/A.

Hagop Chabab

LESSEE

Witnesses:
1. /S/ GRACIELA K. TANAKA	2. /S/ RODRIGO MARINHO
Name: Graciela K. Tanaka	Name: Rodrigo Marinho
ID card (RG): 25767308-8	ID card (RG): 5167440

1ST AMENDMENT TO LEASE AGREEMENT

By this private instrument of 1ST AMENDMENT TO LEASE AGREEMENT the parties designated and identified below, in the full and total understanding of all of the clauses and conditions freely covenanted and accepted, including as regards scope and effects, referred to jointly as PARTIES and severally as designated below, to wit:

1.	On the one part, as LESSOR, as named hereinafter, the legal entity of private law incorporated as a limited liability company, CCG EMPREENDIMENTOS LTDA., with its head-office in this city of Recife, State of Pernambuco, with address at Avenida Engenheiro Antônio Góes, No. 60, 15th floor, room 1503, in the District if Pina, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 10.171.090/0001-37, herein represented on the terms of its Articles of Association by its partner and executive officer, as declared by him, Mr. GERSON DE AQUINO LUCENA JÚNIOR, Brazilian, married, industrialist, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 217.130.734-04 and bearer of Identity Card RG No. 1.370.710 SSP–PE, resident and domiciled in the Municipality of Recife, Pernambuco.

2.	On the other part, as LESSEE, as named hereinafter, NS2.COM INTERNET S.A., a joint stock company enrolled with the enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 09.339.936/0001-16, with its head-office in the Capital City of State of São Paulo, with address at Rua Vergueiro, No. 396, District of Liberdade, herein represented by its Executive Officer, Mr. MARCIO KUMRUIAN, bearer of Identity Card RG No. 24.122.221-7 and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 168.764.418-73, resident and domiciled in the Municipality of São Paulo/SP.

WHEREAS:

1.	On September 18, 2012 the PARTIES appointed and identified above executed a LEASE AGREEMENT having as its subject-matter MODULES 7A and 8A, included in a combination of modules of a total of 14 MODULES, constructed on “PLOT 1A” (one A), in the Municipality of Jaboatão dos Guararapes, State of Pernambuco, with address of the mentioned development at Rua Riachão, No. 200, District of Prazeres, Postal Code 54335-025.

2.	The LESSEE is interested in leasing another four (4) modules of the same and mentioned development of modules which are full and exclusive property of the LESSOR, which are the MODULES 5A, 6A, 9A and 10A, free and clear of persons and objects, there being no burdens or liens that are applicable to them.

3.	The LESSOR, in turn, is interested in granting under lease to the LESSEE the mentioned MODULES 5A, 6A, 9A and 10A, adjusting the term and the Insurance and maintaining the amount of the monthly rent for such new modules, as well as any and all of the clauses and conditions of the mentioned lease agreement.

RESOLVE and have jointly agreed to AMEND the mentioned LEASE AGREEMENT so as to include in the subject-matter of the lease MODULES 5A, 6A, 9A and 10A, pursuant to the following clauses and conditions, to wit:

Section 1. Subject-matter of the lease.

MODULES 5A, 6A, 9A and 10A are included in the subject-matter of the LEASE AGREEMENT previously designated and now amended, with a leased area of 8,632 m2, which are described and characterized in items 1.1 and 1.1.2 of Section 1 of the lease agreement amended hereunder, to be delivered by the LESSOR to the LESSEE on the first (1st) day of the month of January of the year two thousand and thirteen (2013), the date on which the period of lease of such four (4) new modules begins to run.

Section 2. Period of lease.

The parties hereby establish by mutual agreement that, so that the end of the lease of all of the MODULES can occur during in the same period, the period of the lease of MODULES 7A and 8A shall be altered, so as to be effective for sixty-three (63) months. The beginning of the lease of MODULES 5A, 6A, 9A and 10A, therefore, as mentioned, shall be on the first (1st) day of the month of January of the year two thousand and thirteen (2013), thus ending at the same time as expected for MODULES 7A and 8A, thus scheduled for January 31, 2018, subject to the renewal on the terms of the lease agreement amended hereunder.

Section 3. The monthly rent, its payment and the adjustment.

The monthly rent of these new MODULES 5A, 6A, 9A and 10A, for the period from January 1, 2013 to October 31, 2013, shall correspond to the amount of seventeen Reais (R$17.00) per square meter, amounting to a monthly total of one hundred and forty-six thousand, seven hundred and forty-four Reais (R$146,744.00). For the period from January 1, 2013 to October 31, 2013 the LESSOR grants a discount of one Real per square meter (R$1.00/m2) of lease that, when multiplied by the area of 8,632 m2 of the property, totals the amount of the discount of eight thousand, six hundred and thirty-two Reais (R$8,632.00). The amount of the lease of the new MODULES shall be paid on the same day on which the monthly rents of MODULES 7A and 8A fall due, and together with the payment of such monthly leases of MODULES 7A and 8A, currently in an amount of seventy-four thousand, eight hundred and thirty-four Reais (R$74,834.00) with a discount of one Real per square meter (R$1.00/m2) of lease in the period from November 1, 2012 to October 31, 2013, arriving at an amount of discount of four thousand, four hundred and two Reais (R$4,402.00).

Paragraph One. The amount of the monthly lease of MODULES 5A, 6A, 9A and 10A shall be adjusted on November 1, 2013, according to the positive accrued variance of the IGP-M (General Market Price Index) calculated by the FGV (Getúlio Vargas Foundation), incurred in the period from November 1, 2012 to October 31, 2013, with the date of the first adjustment (November 1, 2013), on the terms of the agreement amended hereunder, being the base date for the other annual adjustments, so that as from then on the monthly rent shall be restated monetarily successively upon each period of twelve (12) months, always using as the base amount for the calculation of the adjustment the amount of the last adjusted lease.

Section 4. The Insurance and the Risks Due to Occurrence of Damages and the Insurance of the Leased Property.

4.1.	For the lease of the new MODULES 5A, 6A, 9A and 10A the LESSOR undertakes to maintain the entire area leased, with all of its ancillary fixtures and improvements, throughout the entire period of the lease, regularly insured with a reputable and first-line insurer in the Brazilian insurance market by means of a property policy, covering all of the risks of destruction of the building, including but not limited to those deriving from destruction due to fire, lightning, explosion, landslide for any reason, windstorm and impact of vehicles, according to the valuation effective by the insurer, but never less than the amount accepted hereunder by the parties as being the true value of the property, for the first period of twelve (12) months, of eight million, six hundred and thirty-two thousand Reais (R$8,632,000.00), which corresponds to the amount of one thousand Reais (R$1,000.00) per leased constructed square meter, with restatement of the mentioned amount upon each twelve (12) months of effectiveness of this agreement, according to the monetary restatement index provided in this agreement for adjustment of the monthly rent and by the effective valuation of the leased property, always adopting the higher amount, showing the LESSOR as exclusive beneficiary of the insurance.

4.1.1.	The insurance shall be renewed annually and shall be maintained throughout the period that the LESSEE remains in the leased building and this Agreement is effective.

4.1.2.	The LESSOR hereby undertakes to send to the LESSEE copies of all of the relevant insurance policies whenever there is renewal thereof, except for the beginning of the period of lease, when the copies shall be sent upon the beginning of the activities.

4.1.3.	The LESSOR shall purchase the insurance referred to in item 4.1. above of this Section, choosing the insurer and effecting payment of the relevant premium, whereby the LESSEE undertakes to reimburse the LESSOR for the amount of the premium paid, making it clear that if the insurance is contracted by the LESSOR for the entire building and not only for the area leased to the LESSEE, the relevant premium shall be borne by the LESSEE in proportion to the leased area.

4.1.3.1.	The reimbursement referred to in sub-item 4.1.3 above shall be effective in the same way as the payment of the premium has been contracted, by means of presentation by the LESSOR to the LESSEE of the Agreement of the Contract and of the relevant invoice paid or to be paid.

4.1.3.2.	If the LESSEE delays the payment of one or more of the installments of the mentioned reimbursement, the LESSEE undertakes to pay (i) monetary restatement according to the positive variance of the General Market Price Index (IGP-M), calculated by the Getúlio Vargas Foundation (FGV) incurred from the date of the reimbursement to the date of effective payment; (ii) default interest of one percent (1%) per month or fraction thereof for the period of delay that has occurred, and (iii) a penalty fine of ten percent (10%) of the amount overdue and unpaid, duly restated monetarily, which charges shall apply irrespective of notice, notification or judicial or extrajudicial interpellation.

4.2.	The LESSEE hereby acknowledges and accepts on an express, irrevocable and irreversible basis, that under no circumstance may the LESSOR be held responsible, either directly or indirectly, by the LESSEE for any damages or losses caused to the equipment, machinery, stocks of materials, any other goods, documents and/or any other assets of the LESSEE or of any third parties, located in any one of the units of the commercial property leased hereunder, whether due to theft, robbery, fire, collapse, leakage of water, flooding or by any act of any party, or due to any other accident, insurance loss or fact that could occur for any reason, throughout the entire time in which the LESSEE remains in any part of the Property leased hereunder, up to its effective return fully unoccupied to the LESSOR, except in cases where the LESSOR provably has contributed, due to its fault or malice, to the occurrence of any one of the acts, accidents, insurance losses or other facts that cause damages and losses for the LESSEE and for third parties.

4.2.1.	As a consequence, in addition to what is stipulated above, the LESSEE hereby waives any right or claim that it could have in relation to the LESSOR, in the event that any one of the acts, accidents, insurance losses or other facts provided above could eventually occur, for any reason, except if there is exclusive or concurrent fault of the LESSOR.

4.2.2.	For such purpose, in order to prevent for itself the problems provided above, the LESSEE shall, under its exclusive and total responsibility and also at the sole and exclusive expense of the LESSEE, contract with a reputable company the total insurance against such insurance losses and/or accidents, and for the true values of all of its belongings and/or belongings of any third parties that are located in one of the premises of the commercial property leased hereunder and/or in its surroundings, from the beginning of the lease up to the date of its total withdrawal and of return of the commercial property leased hereunder totally unoccupied.

Section 5. Ratification, confirmation and renewal of the clauses of the amended lease agreement.

All of the clauses and conditions of the lease agreement amended hereunder that have not been expressly or tacitly altered by this contractual amendment shall remain fully effective and without any alteration, whereby there is ratification, confirmation and renewal of all of such same clauses and conditions, particularly but not limited to those relative (i) to payment of all of the monthly rents and other lease charges, including due to delay of payment, and (ii) to its adjustments, including as to the shortest periodicity of the adjustment.

*******************

In Witness Whereof, the parties execute this private instrument of AMENDMENT OF LEASE AGREEMENT executed by and between the PARTIES on October 18, 2012, having as subject-matter MODULES 5A, 6A, 9A and 10A, included in a combination of modules of a total of 14 MODULES, constructed on “PLOT 1A” (one A), in the Municipality of Jaboatão dos Guararapes, State of Pernambuco, with address of the mentioned development at Rua Riachão, No. 200, District of Prazeres, Postal Code 54335-025, the mentioned parties and the two witnesses below, in three (3) counterparts of equal content and form, so as to give it legal effect.

Recife/PE, October 18, 2012

/S/    GERSON DE AQUINO LUCENA JÚNIOR

CCG EMPREENDIMENTOS LTDA.

LESSOR

Gerson de Aquino Lucena Júnior

/S/    MARCIO KUMRUIAN

NS2.COM INTERNET S.A.

LESSEE

Marcio Kumruian

Witnesses:
1. /S/ GRACIELA K. TANAKA	2. /S/ ARMANDO DE AZEVEDO RAMOS FILHO
Name: Graciela K. Tanaka	Name: Armando de Azevedo Ramos Filho
ID No.: 25767308-8	ID No.: 5038940

Page _ of _ of the 1st Amendment to Lease Agreement by and between CCG EMPREENDIMENTOS LTDA. and NS2.COM INTERNET.COM. dated September 18, 2012.

2nd PRIVATE INSTRUMENT OF AMENDMENT OF PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSE

By this private instrument the parties designated and identified below, in the full and total understanding of the clauses and conditions freely covenanted and accepted, including as regards scope and effects, herein referred to jointly as PARTIES and severally as designated below, to wit:

1.	CCG EMPREENDIMENTOS LTDA., a legal entity of private law, with its head-office at Avenida Engenheiro Antônio de Góes, No. 60, 15th floor, rooms 1503/1504, in the District if Pina, in this City of Recife/PE (State of Pernambuco), enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 10.171.090/0001-37, herein represented on the terms of its Articles of Association by Gerson de Aquino Lucena Júnior, Brazilian, married, industrialist, bearer of Identity Card RG No. 1.370.710 SSP – PE, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 217.130.734-04, resident and domiciled in the Municipality of Recife/PE, hereinafter referred to as “LESSOR”.

2.	NS2.COM INTERNET S.A., a joint stock company enrolled with the enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 09.339.936/0001-16, with its head-office in the Capital City of the State of São Paulo, with address at Rua Vergueiro, No. 396, District of Liberdade, herein represented by its Executive Officer, Mr. MARCIO KUMRUIAN, bearer of Identity Card RG No. 24.122.221-7 and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 168.764.418-73, resident and domiciled in the Municipality of São Paulo, hereinafter referred to as “LESSEE”.

Now, therefore, the Parties have agreed to amend the PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSES, executed on September 18, 2012, which has as its subject-matter the lease of the property located at Rua Riachão, No. 200, District of Muribeca, Jaboatão dos Guararapes – Pernambuco, Postal Code 54355-057, Modules 5A, 6A, 7A, 8A, 9A and 10A of Warehouse 1, amounting to a total of 13,034.00 m2, which shall be governed by the following clauses and conditions:

1.	The monthly rent for the period of twelve (12) months counting from November 1, 2014 to October 31, 2015 is R$18.423567/m2 of leased constructed area, thus representing a total amount of monthly rent for such period of twelve (12) months of lease of two hundred and forty thousand, one hundred and thirty-two Reais and seventy-seven cents (R$240,132.77), to be paid in Brazilian legal currency.

2.	The leased PROPERTY has total area of 13,034.00 m2 of constructed area for lease, which multiplied by the amount of R$18.423567/m2, totals the amount of the monthly rent defined in item 1 above.

3.	For the amount of the lease in the period of twelve (12) months counting from June 1, 2015 up to May 31, 2016, the LESSOR grants to the LESSEE a discount of R$0.923567/m2.

4.	The discount of the month amount of the rent of the PROPERTY for such period of twelve (12) months of lease is R$0.923567/m2, which multiplied by the area of 13,034.00 m2 of the PROPERTY totals the amount of the discount of twelve thousand, thirty-seven Reais and seventy-seven cents (R$12,037.77).

5.	As from June 1, 2016 the discount mentioned in items 3 and 4 above shall end automatically and the amount per square meter (m2) of rental of the PROPERTY, without discount, will return to the amount of R$18.423567/m2, with addition of the annual adjustment index defined in Section 6 of the Agreement amended hereunder, on the next base date of November 1, 2015.

6.	It is hereby agreed that if the LESSEE opts, irrespective of the reason, for early return of the PROPERTY in such period from June 1, 2015 to May 31, 2016, the discount granted in items 3 and 4 of this amendment shall be discontinued immediately, and the amount per square meter shall return to R$18.423567/m2.

7.	Thus, in addition to the provisions in item 6 above the LESSEE hereby undertakes, if it should opt for the early return of the PROPERTY in such period from June 1, 2015 to May 31, 2016, to pay the retroactive monthly difference assessed between the amount of the rent without the discount mentioned in items 1 and 2, two hundred and forty thousand, one hundred and thirty-two Reais and seventy-seven cents (R$240,132.77), to be adjusted on November 1, 2015, and the amount of the current rent with the discount mentioned in items 3 and 4, two hundred and twenty-eight thousand, ninety-five Reais (R$228,095.00) to be recalculated after the adjustment on November 1, 2015.

In Witness Whereof, the parties execute this instrument in three (3) counterparts of equal content and form, in the presence of the witnesses below:

Recife, May 31, 2015.

/S/    GERSON DE AQUINO LUCENA JÚNIOR

GL EMPREENDIMENTOS LTDA.

Lessor

Gerson de Aquino Lucena Júnior

/S/    MARCIO KUMRUIAN

NS2.COM INTERNET S.A.

Lessee

Marcio Kumruian

Witnesses:
1. /S/ WITNESS	2. /S/ WITNESS
ID No.: 5038990.SDS-PE	ID No.: 20.433.656-1
CPF No.: 024.840.274-94	CPF No.: 170.695.528-66

3RD AMENDMENT TO THE PRIVATE INSTRUMENT OF PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSES

By this private instrument the parties designated and identified below, in the full and total understanding of the clauses and conditions freely covenanted and accepted, including as regards scope and effects, referred to jointly as PARTIES and severally as designated below, to wit:

1.	On the one part, as LESSOR, as it shall be named hereinafter, a legal entity of private law, incorporated in the form a limited liability company, CCG EMPREENDIMENTOS LTDA., with its head-office in this City of Recife, State of Pernambuco, with address at Avenida Engenheiro Antônio de Góes, No. 60, 15th floor, suites 1503/1504, in the District if Pina, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 10.171.090/0001-37, herein duly represented on the terms of its Articles of Association by its partner and executive officer, as thus declared by him, Mr. GERSON DE AQUINO LUCENA JÚNIOR, Brazilian, married, industrialist, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 217.130.734-04 and bearer of Identity Card RG No. 1.370.710 SSP–PE, resident and domiciled in the Municipality of Recife, Pernambuco; and

2.	On the other part, as LESSEE, hereinafter referred to as such, NS2.COM INTERNET S.A., a joint stock company enrolled with the enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 09.339.936/0001-16, with its head-office in the Capital City of the State of São Paulo, with address at Rua Vergueiro, No. 943, District of Liberdade, herein represented by its Executive Officer, Mr. MARCIO KUMRUIAN, bearer of Identity Card RG No. 24.122.221-7 and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 168.764.418-73, resident and domiciled in the Municipality of São Paulo.

The LESSOR and the LESSEE, when referred to jointly, shall be named simply as “the PARTIES”.

WHEREAS:

1.	On September 18, 2012 the PARTIES executed the PRIVATE INSTRUMENT OF PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSE, hereinafter referred to as “AGREEMENT”, having as its subject-matter the lease of MODULE 7A and 8A, with a total of 4,402.00 m2, included in a group of modules, among a total of 14 MODULES, constructed on “PLOT 1A” (one A), in the Municipality of Jaboatão dos Guararapes, State of Pernambuco, with address of the mentioned development at Rua Riachão, No. 200, District of Muribeca.

2.	On October 18, 2012 the PARTIES executed the 1st PRIVATE INSTRUMENT OF AMENDMENT TO THE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSES, hereinafter referred to as “1st AMENDMENT”, having as subject-matter the lease of MODULES 5A, 6A, 9A and 10A, included in the same group of modules, in a total of 14 MODULES, constructed on “PLOT 1A” (one A), in the Municipality of Jaboatão dos Guararapes, State of Pernambuco, with address of the mentioned development at Rua Riachão, No. 200, District of Muribeca.

3.	On May 31, 2015 the PARTIES executed the 2nd PRIVATE INSTRUMENT OF AMENDMENT TO THE PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSES, hereinafter referred to as “2nd AMENDMENT”, having as subject-matter the granting of a discount of R$0.923567/m2 for the period from June 1, 2015 to May 31, 2016.

4.	That the LESSEE is interested in leasing one (1) more module of the same and mentioned development of modules which is fully and exclusively owned by the LESSOR, which MODULE 11A is free and clear of persons and things, without any burdens or liens applying to it that could affect its peaceful use by the LESSEE.

5.	That, in turn, the LESSOR is interested in leasing the mentioned MODULE 11A to the LESSEE, as a part of the subject-matter of the lease agreed in the AGREEMENT, establishing a determined term of effectiveness that coincides with that of the AGREEMENT, with adjustment of the Building Insurance Clause, and maintaining unaltered all of the other clauses and conditions of the AGREEMENT.

RESOLVE and have jointly agreed to AMEND the mentioned LEASE AGREEMENT so as to include in the subject-matter of the lease MODULE 11A, pursuant to the following clauses and conditions, to wit:

Section 1. Subject-matter of the lease.

MODULES 11A are included in the subject-matter of the lease of the LEASE AGREEMENT previously designated and now being amended, with a leased area of 2,287.00 m2, which are described and characterized in items 1.1 and 1.1.2 of Section 1 of the lease agreement amended hereunder, which shall be delivered by the LESSOR to the LESSEE on the first (1st) day of the month of December of the year two thousand and fifteen (2015), the date on which the period of lease of such new module begins to run.

Section 2. Period of lease.

The parties hereby establish by mutual agreement that the term of the lease of MODULE 11A shall become effective, for all purposes of this 3rd AMENDMENT, on December 1, 2015 and shall coincide with the end of the term of the AGREEMENT, together with MODULES 5A, 6A 7A, 8A, 9A and 10A, thus ending on January 31, 2018.

Section 3. The monthly rent, the grace period, its payment and the adjustment.

3.1.	The monthly rent of this new MODULE 11A shall correspond to the amount of R$18.423567/m2, amounting to a monthly total of forty-two thousand, one hundred and thirty-four Reais and seventy cents (R$42,134.70). For the period from December 1, 2015 to May 31, 2016, the LESSOR grants, as provided in the 2nd AMENDMENT, a discount of R$0.923567/m2 of lease that, when multiplied by the area of 2,287.00m2 of the PROPERTY, totals the amount of the monthly discount of two thousand, one hundred and twelve Reais and twenty cents (R$2,112.20). The amount of the lease of the new MODULE shall be paid on the same day on which the monthly rents of MODULES 5A, 6A, 7A, 8A, 9A and 10A fall due, and together with the payment of such monthly rents of MODULES 5A, 6A, 7A, 8A, 9A and 10A, currently in a total amount of two hundred and forty thousand, one hundred and thirty-two Reais and seventy-seven cents (R$240,132.77) with a discount of R$0.923567/m2 of rent in the period from June 1, 2015 to May 31, 2016, arriving at an amount of discount of twelve thousand, thirty-seven Reais and seventy-seven cents (R$12,037.77).

3.2.	The amount of the monthly rent of MODULE 11A shall be adjusted together with the other MODULES on the same base date, on November 1, 2015, according to the index provided for in the AGREEMENT now amended, i.e. the positive accrued variance of the IGP-M (General Market Price Index) calculated by the FGV (Getúlio Vargas Foundation), incurred in the period from November 1, 2014 to October 31, 2015, with the date of the first adjustment, on the terms of the agreement amended hereunder, and on the same base date as for the other annual adjustments, so that as from then on the monthly rent shall be restated monetarily successively upon each period of twelve (12) months, always using as the base amount for the calculation of the adjustment the amount of the last adjusted lease.

3.3.	A grace period shall be granted to the LESSEE for the payment of the Rent relative exclusively to the new MODULE 11A, as described below:

(a)	a grace period of thirty (30) days for payment of the rent corresponding to the area of two thousand, two hundred and eighty-seven square meters (2,287.00/m2) of the PROPERTY;

(b)	the grace period described above shall be counted from the Date of Beginning of the Lease for this new MODULE 11A, i.e., December 1, 2015, and has the purpose of enabling the LESSEE to carry out the necessary adjustments in the PROPERTY, as well as to enable for the LESSOR the finalization of any pending items deriving from the completion of the renovations in the PROPERTY.

Section 4. The Insurance and Responsibility for Occurrence of Damages on the Leased Property

4.1.	The LESSOR hereby undertakes to maintain the PROPERTY, with all of its ancillary fixtures and improvements, during the term of the lease, regularly insured with a reputable first-line insurer in the Brazilian insurance market, by means of a property policy, with a Waiver of Right of Recourse – DDR Clause covering all of the risks of destruction of the building, including but not limited to those deriving from destruction due to fire, lightning, explosion, landslide for any reason, windstorm and impact of vehicles, according to the valuation effective by the insurer, but never less than the amount accepted hereunder by the parties as being the true value of the property, for the first period of twelve (12) months, of fifteen million, three hundred and twenty-one thousand Reais (R$15,321,000.00), which corresponds to the amount of one thousand Reais (R$1,000.00) per leased constructed square meter, with restatement of the mentioned amount upon each twelve (12) months of effectiveness of this Lease Agreement, according to the monetary restatement index provided in this Lease Agreement for the adjustment of the monthly rent and by the effective valuation of the leased PROPERTY, always adopting the higher amount, showing the LESSOR, or whichever party the latter may designate, as exclusive beneficiary of the insurance.

4.1.1.	The insurance shall be renewed annually and shall be maintained throughout the period that the LESSEE remains in the PROPERTY and that this lease agreement is effective.

4.1.2.	The LESSOR hereby undertakes to send to the LESSEE copies of all of the relevant insurance policies whenever there is renewal thereof, except for the beginning of the period of this lease, when the copies shall be made available at the beginning of the activities of the LESSEE in the PROPERTY.

4.1.3.	The LESSOR shall purchase the insurance referred to in item 4.1. above of this Section, choosing the insurer and effecting payment of the relevant premium, within a period of five (5) days counting from the request by the LESSOR in this regard, when it is clear that if the insurance is contracted by the LESSOR for the entire construction and not only for the PROPERTY, the relevant premium shall be borne by the LESSEE in proportion and corresponding to the area of the PROPERTY in relation to the totality of the area of the property described in item 1.1.2 of Section 1 of the AGREEMENT amended hereunder.

4.1.3.1.	The reimbursement referred to in sub-item 4.1.3 above shall be effected on the same conditions that the payment of the premium to the Insurer has been contracted, by means of presentation by the LESSOR to the LESSEE of the insurance contract and of the relevant invoice paid or to be paid.

4.1.3.2.	If the LESSEE delays the payment of one or more of the installments of the mentioned reimbursement, the LESSEE undertakes to pay (i) monetary restatement according to the accrued positive variance of the General Market Price Index (IGP-M), calculated by the Getúlio Vargas Foundation (FGV), and in the absence thereof by the substitute indices designated in this Lease Agreement for the restatement of the monthly rent, incurred from the date of maturity of the amount to the date of effective payment of such amount; (ii) default interest of one percent (1%) per month, for the period of delay that has occurred between the date of maturity of the amount of the reimbursement and the date of effective payment of such amount, and (iii) a penalty fine of ten percent (10%) of the amount overdue and unpaid, duly restated monetarily, which charges shall apply irrespective of notice, notification or judicial or extrajudicial interpellation, without prejudice of the possibility of rescission of this Lease Agreement, on the terms provided in Section 11 of the AGREEMENT amended hereunder.

4.2.	The LESSEE hereby acknowledges and accepts on an express, irrevocable and irreversible basis, that under no circumstance may the LESSOR be held responsible by the LESSEE, either directly or indirectly, for any damages or losses caused to the equipment, machinery, stocks of materials, any other goods, documents and/or any other assets of the LESSEE or of any third parties, located in any one of the components of the PROPERTY and its common areas, whether due to theft, robbery, fire, collapse, leakage of water, flooding or by any act or omission of any party, whatsoever, or due to any other event, accident, insurance loss or fact that could occur for any reason, throughout the entire time in which the LESSEE remains in any part of the PROPERTY, until its effective return fully unoccupied to the LESSOR.

4.2.1.	As a consequence, in addition to the provisions above, the LESSEE hereby waives any right or pretention that it could have in relation to the LESSOR, in the event that any one of the acts, accidents, insurance losses or other facts provided above could eventually occur, for any reason.

4.2.2.	For such purpose, in order to prevent for itself the problems provided above, the LESSEE shall, under its exclusive and total responsibility and, also, at the sole and exclusive expense of the LESSEE, contract with a reputable first-line company in the Brazilian insurance market, the total insurance, with a Waiver of Right of Recourse clause – DDR Clause in relation to the LESSOR, against all of such insurance losses and/or accidents, and for the true values of all of its belongings and/or belongings of any third parties that are located in one of the premises of the PROPERTY and/or in its surroundings, from the beginning of the lease up to the date of its total withdrawal and of return of the PROPERTY leased hereunder totally unoccupied.

4.3.	In view of what is established in the items above to be inserted in the contracting of the insurance, be it by the LESSOR or be it by the LESSEE of the clause of waiver of the right of recourse (DDR), it is hereby certain and agreed that the insurer, as well as the Parties reciprocally, shall not have the right to be reimbursed for any indemnity paid for damages and losses resulting from an act or fact for which the LESSOR or the LESSEE are liable, which is why they waive the right of recourse that they could have one against the other.

4.4.	If there is no stipulation of the clause of waiver of the right of recourse (DDR), regardless of the reason, in the insurance to be purchase by the LESSEE, the LESSEE assumes in relation to the LESSOR the obligation of payment to the insurer of any reimbursement or indemnity that may have been requested to the LESSOR by the insurer that it has paid any amount, on account of indemnity or under any argument, including but not limited to, the alleged fault of the LESSOR in the construction of the leased building.

Section 5. Guarantee

The Guarantee remains as the Letter of Guarantee or Bank Guarantee with a First Line Insurance Company, on the same conditions designated in Section 19 of the AGREEMENT amended hereunder.

Section 6. Ratification, confirmation and renewal of the clauses of the amended lease agreement.

All of the clauses and conditions of the lease CONTRATO amended hereunder that have not been expressly or tacitly altered by this contractual amendment shall remain fully effective and without any alteration, whereby there is ratification, confirmation and renewal of all of such same clauses and conditions, particularly but not limited to those relative (i) to the payment of all of the monthly rents and other lease charges, including due to delay of payment, and (ii) to its adjustments, including as to the shortest periodicity of the adjustment.

Section 7. Jurisdiction.

In order to examine and decide on any and all matters that concern the existence, performance and validity of the agreements between the parties in this instrument, the parties hereby elect the courts of the Judicial District of Recife/PE, the same one as for the AGREEMENT, with express waiver of any other court, no matter how privileged it may be or may become.

In Witness Whereof, executing this private instrument of 3RD AMENDMENT TO THE PRIVATE INSTRUMENT OF PROPERTY LEASE AGREEMENT FOR NON-RESIDENTIAL PURPOSES are the PARTIES and the two witnesses below, in its three (3) Counterparts of equal content and form, so as to give it legal effect.

Recife, October 23, 2015.

/S/    GERSON DE AQUINO LUCENA JÚNIOR

CCG EMPREENDIMENTOS LTDA.

Lessor

Gerson de Aquino Lucena Júnior

/S/    MARCIO KUMRUIAN

NS2.COM INTERNET S.A.

Lessee

Marcio Kumruian

Witnesses:
1. /S/ ARMANDO DE AZEVEDO RAMOS FILHO	2. /S/ FELIPE AUGUSTO VALENÇA DE CARVALHO
Name: Armando de Azevedo Ramos Filho	Name: Felipe Augusto Valença de Carvalho
CPF No.: 024.840.274-94	CPF No.: 089.394.294-43